AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT is executed this 1st day of October, 1997 by and between NORTH LILY MINING COMPANY ("North Lily") and W. GENE WEBB ("Employee").

                                    RECITALS

     Employee and North Lily executed an Employment Agreement dated April 1, 1996. From May 1994 through September 30, 1997 Employee has performed services for North Lily and in conjunction therewith has accrued $402,500 of salary that has not been paid to date. Pursuant to prior understandings, as referenced in notes to North Lily's financial statements, Employee has agreed from time to time to defer demand for payment and has not agreed with the Board of Directors to waive his claim for such salary in consideration of the receipt of 805,000 shares of common stock of North Lily. Said shares are subject to a risk of forfeiture as provided for herein.

     IN CONSIDERATION OF the premises and the mutual covenants set forth herein, the parties hereto do hereby agree as follows:

     1. Waiver of Compensation  Claim.  Upon issuance of the shares described in
Section 2 below, Employee hereby agrees to waive all of his right to the $402,500 of compensation due him but unpaid as of September 30, 1997. Employee does not waive any other amounts of compensation or claims for compensation.

     2. Shares. Upon the filing of a Form S-8 Registration Statement covering issuance and resale of the shares to be issued, North Lily shall issue Employee 805,000 shares of the common stock of North Lily. If the Registration Statement has not been filed by January 1, 1998, Employee at his discretion may request that the shares be issued nonetheless. Said shares shall be duly issued, fully paid and non-assessable.

     3. Risk of Forfeiture.

          (a) If Employee Terminates his Employment by North Lily, or an affiliate thereof, on or before June 30, 1998, Employee shall forfeit 785,000 of the shares of North Lily common stock received pursuant hereto, except to the extent that the shares have become non-forfeitable as provided for herein:

                                                           Aggregate Number of
          Event                                           Nonforfeitable Shares
          -----                                           ---------------------

North Lily issues,  subsequent to the date hereof,
shares  of its  common  stock  for not  less  than
$200,000 at an average price per share of not less
than $0.25                                                      190,000

North Lily issues,  subsequent to the date hereof,
shares  of its  common  stock  for not  less  than
$1,550,000  at an  average  price per share of not
less than $0.41  (taking  into  account  any share
issuance  referred to in the  preceding  paragraph
for purposes of  determining  both the total issue
amount and the average price)                                   385,000

North Lily issues,  subsequent to the date hereof,
shares  of its  common  stock  for not  less  than
$2,550,000  at an  average  price per share of not
less than $0.42  (taking  into  account  any share
issuance   referred  to  in  the   preceding   two
paragraphs  for purposes of  determining  both the
total issue amount and the average price)                       495,000

North Lily issues,  subsequent to the date hereof,
shares  of its  common  stock  for not  less  than
$5,350,000  at an  average  price per share of not
less than $0.43  (taking  into  account  any share
issuance   referred  to  in  the  preceding  three
paragraphs  for purposes of  determining  both the
total issue amount and the average price)                       785,000


          (b) "Terminates" shall mean the resignation of Employee without cause or the refusal of Employee without cause to continue his Employment and the termination  of  Employee  by North  Lily  for  cause,  but  shall  exclude  the termination of Employee's Employment as a result of death, disability, Employee's resignation for cause or refusal to continue employment for cause, or a termination by North Lily without cause. "Terminates" shall also exclude a change in Employee's title or position with North Lily.

          (c) "Employment" shall mean the performance of at least 50 hours of service on behalf of North Lily each calendar month.

          (d) In determining the amount for which shares have been issued, it shall be assumed that all warrants and options lapse unexercised and convertible debt instruments are not converted, unless and until any warrants or options are exercised or debt instruments converted. The price per share shall be the lowest price obtained by varying all assumptions as to whether warrants and options lapse or are exercised and convertible debt instruments or convertible preferred shares are not converted or are converted.

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


     4. Cash in Lieu of Shares.
     --------------------------

     (a) During the month of May 1998 Employer shall have the right to notify Employee that Employer has elected to pay Employee cash on July 1, 1998 for all shares that remained subject to the risk of forfeiture, as provided in section 3, as of June 29, 1998. The obligation to pay cash shall exist only if Employee has not Terminated his Employment by North Lily on or before June 30, 1998. The amount of cash shall be fifty cents ($.50) per share that remained subject to the risk of forfeiture.

     (b) Upon  receiving a timely  notice from Employer as provided in paragraph
(a), Employee shall have twenty (20) days to elect either to accept cash in lieu of shares or to extend all time periods in section 3 and this section 4 by six
(6) months. An election to accept cash shall be accompanied by stock certificates, duly endorsed, for the forfeitable shares. If Employee elects to extend, then the notice set forth in paragraph (a) shall be of no further effect, but Employer shall have the right to provide another notice six (6) months later with respect to all shares that remain forfeitable, and Employee shall have the right to extend again.

     (c) The Employer's rights in paragraph (a) and the Employee's rights in paragraph (b) shall be repeated every six months until (i) Employer refrains from electing to pay cash, (ii) Employee refrains from electing to extend, or
(iii) the Employment of Employee Terminates.

     5. Loan. North Lily acknowledges that, under Section 83 of the Internal Revenue Code of 1986, Employee will recognize income for federal and state income tax purposes relative to such shares, either as Employee elects to be taxed currently notwithstanding the risk of forfeiture or as the risk of forfeiture lapses. In order to induce Employee to accept shares of stock subject to a risk of forfeiture in lieu of cash compensation, North Lily agrees to loan Employee an amount equal to forty per cent (40%) of any income Employee recognizes with respect to said shares as provided in this section 5, which excludes income recognized on a sale of the shares. Said loan shall be a recourse loan, shall bear interest at a rate equal to the prime rate quoted by the Wall Street Journal from time to time, and shall be secured by Employee's shares of North Lily common stock that are issued hereunder.

     6. Stock Legend. Until the risk of forfeiture has lapsed with respect to any shares of common stock of North Lily, said shares shall bear the following legend.

          The shares of stock represented by this certificate are subject to an Agreement dated as of October 1, 1997 between North Lily Mining Company and W. Gene Webb. A copy of that Agreement and any amendments thereto is on file at the principal office of the corporation. Such Agreement provides for the forfeiture of said shares under certain conditions. The forfeiture provisions are binding upon any holder of the shares regardless of how acquired.

As the risk of forfeiture lapses with respect to any shares, Employee may deliver the legended certificate to North Lily and North Lily shall issue a new certificate without such legend. In addition, such certificate shall bear such securities legend as may be required by North Lily.

     7. Miscellaneous. Employee's Employment Agreement, as amended hereby, sets forth the entire agreement among the parties with respect to its subject matter. No provision of this Amendment to Employment Agreement may be waived, amended or revoked except by an instrument in writing signed by North Lily and Employee. This Amendment to Employment Agreement shall be governed by the laws of the State of Colorado in all respects. This Amendment to Employment Agreement shall extend and be binding upon the successors, assigns and legal representatives of Employee.

         IN WITNESS WHEREOF the parties hereto have caused this Amendment to Employment Agreement to be duly executed on the date and year first above written.


NORTH LILY MINING COMPANY


By:  /s/  STEPHEN E. FLECHNER                 /s/  W. GENE WEBB
   -------------------------------            ----------------------------------
    President                                      W. GENE WEBB




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